INVESTOR RELATIONS AGREEMENT

This agreement, effective as of February 15th 2005, is entered into by the signatory parties:

Geocom Resources Inc. (the “Company”)

-and-

 Destiny Media Communications Inc. (the “CONTRACTOR”)

WHEREAS:

A.	Company is Nevada Corporation, trading as a public company on the OTC.
B.	CONTRACTOR is a company in the business of providing investor relation services.
C.	CONTRACTOR desires to be engaged by Company to develop and execute an investor relations program on behalf of Company.
D.	CONTRACTOR has represented to Company that it has the expertise and experience to develop an investor relations program for a public company trading on the OTC, and
E.	Company wishes to engage CONTRACTOR to develop, implement, and execute an investor relations program.

NOW THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), the parties hereto agree as follows:

1.	COMMITMENT

CONTRACTOR hereby agrees to develop and execute an investor relations program for Company. The program will be designed to generate investment interest in the Company within a target audience – the Natural Resources investment community, providing updates, and handling follow ups on behalf of Company. The program will emphasize increasing Company’s profile and visibility in the investment community, the and develop a network of contacts within this community, which will be made available to the Company.

2.	TERM

This agreement shall be for a 3 month term commencing on Feb., '15 2005 and terminating April 15th, 2005. At the end of the term the performance of the Contractor shall be reviewed by the Company and, if the performance is satisfactory in the opinion of the Company, the agreement may be renewed as described below.

This Agreement may be renewed by mutual agreement for a further term of 3 months or for such other term as may be agreed. In the absence of an express written agreement, any and all renewals shall be for periods of 3 months. Written consent from both parties is required for any renewal to be binding.  Either party may terminate this agreement with a thirty day written notice

3.	SCOPE OF DUTIES AND PERFORMANCE

Operating within Company’s Disclosure Policy, CONTRACTOR responsibilities and the services provided shall be as set out below (“Duties”):

(i)

Develop a target group within the investment community to increase the following of, and involvement in, Company stock. One of the goals of this program is to increase the distribution of Company’s shares to new investors and investment managers. The target audience will include retail and institutional brokers, analysts, small cap fund managers, small independent brokerage firms and editors of investment advisory services and newsletters.

(ii)

Disseminate to the brokerage community, analysts, and small cap fund managers, Company approved information including information sheets, analysis, and corporate profiles and reports that concern the company. The intent of information distribution is regarded as updating and introducing interested parties to Company’s corporate developments and future plans so as to increase awareness of the company and create participation in the trading of Company’s shares.

(iii)	Undertake an ongoing communications strategy aimed at existing shareholders to encourage maintaining and increasing their share position in Company.
(iv)	Assist in writing company approved information materials such as information updates and information (fact) sheets.
(v)	Organize investment community meetings that provide management of Company with an opportunity to present its story to qualified investors.
(vi)	Handle all investor inquiries and provide a detailed reporting of questions and responses.

(vii)

CONTRACTOR shall have the authority to perform its duties as an independent contractor to Company. Nothing in this agreement will be interpreted with the purposes of constituting CONTRACTOR or its staff as an associate or employee of Company, being understood that

CONTRACTOR is and will be an independent contractor and responsible for its own actions and CONTRACTOR will not be able to allege the contrary. CONTRACTOR shall have no power to contractually bind or to execute agreements or any documents on behalf of Company. CONTRACTOR is not an agent of Company.

(viii)

CONTRACTOR must perform the Duties in a lawful manner in compliance with all applicable laws in any jurisdiction in which CONTRACTOR performs its duties and the policies and procedures for investor relations, promotional and market making activities as detailed in the OTC Policies and Procedures.

(ix)	CONTRACTOR is subject to the power, direction and control of the CEO and the board of directors of Company.
(x)

CONTRACTOR shall, subject to the approval of the Company, establish specific target goals and demonstrable measurements of its successful performance of the duties described hereunder, which goals and measurements may include a specific number of investor inquiries and requests for more information regarding the business and operations of the Company.

4.	COMPENSATION

(i)	CONTRACTOR shall be paid a monthly retainer of $1,500 per month at the start of each month of the contract. All fees are paid upon invoice at the start of each month.
(ii)

The parties agree that Company shall reimburse CONTRACTOR for reasonable out of pocket expenses incurred by CONTRACTOR for travel and for expenses incurred while performing its duties as set out herein. CONTRACTOR agrees that all travel, consequent expenses and disbursements will be pre-approved by Company. In order for CONTRACTOR to be reimbursed for the travel and promotional expenses, CONTRACTOR must submit actual receipts for costs incurred for travel and promotional expense.

(iii)           CONTRACTOR agrees that it holds $6,000 of Company funds, which were advanced to CONTRACTOR but not utilized in a previous investor relations campaign. CONTRACTOR agrees to credit Company for these funds in the programs contemplated herein.

5.	CONFIDENTIALITY

(i)

In the course of performing the duties, CONTRACTOR may obtain information relating to Company and its respective affiliates or associates, the business or the technology and technical data of Company which is of a confidential and proprietary nature, including, but not limited to trade secrets, know-how, inventions, techniques, processes, formulas, programs, documentation, data, service manuals, technical reports, customer lists, financial information and sales and marketing plans (hereinafter referred to as the “Confidential Information”). CONTRACTOR shall not make use of the Confidential Information other than as required for the performance of the duties under this Agreement.

(ii)	CONTRACTOR shall not, without the written consent of Company, divulge, discuss, communicate, transmit, copy or allow access to the Confidential Information to any Person, except where:
	(a)	such Confidential Information is available to the public generally in the form disclosed; or
	(b)	such disclosure of the Confidential Information is compelled by law.
	(c)	CONTRACTOR shall prevent the Confidential Information in its possession from being used or acquired by any unauthorized person.

6.	This agreement is subject to Company board approval prior to the effective date.

7.	FURTHER DOCUMENTATION

Each party hereto will promptly and duly execute and deliver to each remaining Party such further documents and assurances and take such further action as such remaining Party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

8.	HEADINGS

The headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

9.	GOVERNING LAW

This Agreement shall be construed and enforced in accordance with and the rights of the Parties hereto shall be governed by the laws of the State of Nevada. Each of the Parties hereto irrevocably attorns to the jurisdiction of the courts of the State of Nevada.

10.	ASSIGNMENT

This agreement may not be assigned to any person by CONTRACTOR without the express written consent of Company. Subject thereto, this Agreement and everything herein contained shall inure to the benefit of and be binding upon the Parties together with their personal representatives, successors and permitted assigns, if any.

11.	ENTIRETY OF AGREEMENT

This Agreement constitutes the entire Agreement between the Parties and there are no statements, representations, warranties, undertakings or agreements, written or oral, express or implied between the Parties hereto, except as herein set forth.

IN WITNESS WHEREOF the Parties hereto have set their hands and seals, where applicable, by their duly authorized signing officers.

Company	CONTRACTOR
Per:	Per:

/s/ John Hiner_____________	/s/ Steven A. Carr___________

CEO/ Authorized Signature	President / Authorized Signature